ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION PLAN

                  Section  1.  Seligman  Henderson  ____________________________
Fund (the "Series"), a series of Seligman Henderson Global Fund Series, Inc. (the "Fund") will pay fees to Seligman Financial Services, Inc., the principal underwriter of its shares (the "Distributor"), for administration, shareholder services and distribution assistance for the Class A and Class D shares of the Series. As a result, the Series is adopting this Administration, Shareholder Services and Distribution Plan (the "Plan") pursuant to Section 12(b) of the Investment Company Act of 1940, as amended (the "Act") and Rule 12b-1 thereunder.

                  Section  2.  Pursuant  to this  Plan,  the Fund may pay to the
Distributor up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of the Series attributable to the Class A shares and up to 1.00% on an annual basis, payable monthly, of the average daily net assets of the Series attributable to the Class D Shares. Such fee will be used in its entirety by the Distributor to make payments for administration, shareholder services and distribution assistance, including, but not limited to (i) compensation to securities dealers and other organizations (each, a "Service Organization" and collectively, the "Service Organizations"), for providing distribution assistance with respect to assets invested in the Series, (ii) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to Series shareholders, and (iii) otherwise promoting the sale of shares of the Series, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and defraying the Distributor's costs incurred in connection with its marketing efforts with respect to shares of the Series. To the extent a Service Organization provides administration, accounting and other shareholder services, payment for which is not required to be made pursuant to a plan meeting the requirements of Rule 12b-1, a portion of the fee paid by the Series shall be deemed to include compensation for such services. The fees received from the Series hereunder in respect of the Class A shares may not be used to pay any interest expense, carrying charges or other financing costs, and fees received hereunder may not be used to pay any allocation of overhead of the Distributor. The fees of any particular class of the Series may not be used to subsidize the sale of shares of any other class. The fees payable to Service Organizations from time to time shall, within such limits, be determined by the Directors of the Fund.

                  Section 3. J. & W. Seligman & Co. Incorporated, the Fund's investment manager (the "Manager"), in its sole discretion, may make payments to the Distributor for similar purposes. These payments will be made by the Manager from its own resources, which may include the management fee that the Manager receives from the Series.

                  Section 4. This Plan shall continue in effect through December 31 of each year so long as such continuance is specifically approved at least annually by vote of a majority of both (a) the Directors of the Fund and (b) the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval.

                  Section 5. The Distributor shall provide to the Fund's Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                  Section 6. This Plan may be terminated by the Series with respect to any class at any time by vote of a majority of the Qualified Directors, or by vote of a majority of the outstanding voting securities of such class. If this Plan is terminated in respect of a class, no amounts (other than amounts accrued but not yet paid) would be owed by the Series to the Distributor with respect to such class.

                  Section 7. All agreements related to this Plan shall be in writing, and shall be approved by vote of a majority of both (a) the Directors of the Fund and (b) the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval, provided, however, that the identity of a particular Service Organization executing any such agreement may be ratified by such a vote within 90 days of such execution. Any agreement related to this Plan shall provide:

         A. That such agreement may be terminated in respect of any class of the Series at any time, without payment of any penalty, by vote of a majority of the Qualified Directors or by vote of a majority of the outstanding voting securities of the class, on not more than 60 days' written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

                  Section 8. This Plan may not be amended to increase materially the amount of fees permitted pursuant to Section 2 hereof without the approval of a majority of the outstanding voting securities of the relevant class and no material amendment to this Plan shall be approved other than by vote of a majority of both (a) the Directors of the Fund and (b) the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval.

                  Section 9. The Series is not obligated to pay any administration, shareholder services or distribution expense in excess of the fee described in Section 2 hereof, and, in the case of Class A shares, any expenses of administration, shareholder services and distribution of Class A shares of the Series accrued in one fiscal year of the Series may not be paid from administration, shareholder services and distribution fees received from the Series in respect of Class A shares in any other fiscal year.

                  Section 10. As used in this Plan, (a) the terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission and (b) the term "Qualified Directors" shall mean the Directors of the Fund who are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan.

                    ADMINISTRATION, SHAREHOLDER SERVICES AND
                             DISTRIBUTION AGREEMENT

ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT, dated as of ___________________, 19 between Seligman Financial Services, Inc. ("Seligman Financial Services") and _________________________________ the
"Service Organization").

         The Parties hereto enter into a Administration, Shareholder Services and Distribution Agreement ("Service Agreement") with respect to the shares of Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman New Jersey Tax-Exempt Fund, Inc., Seligman Pennsylvania Tax-Exempt Fund Series, Seligman Tax-Exempt Fund Series, Inc., Seligman Tax-Exempt Series Trust (the "Funds"), and any other future mutual funds that may become members of the Seligman Group of Investment Companies which adopt an Administration, Shareholder Services and Distribution Plan, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), and in consideration of the mutual agreements herein made, agree as follows:

         The Service Organization shall make such use of or provide such information and services as may be necessary or appropriate (i) to provide shareholder services to shareholders of the Funds and (ii) to assist Seligman Financial Services in any distribution of shares of the Funds, including, without limitation, making use of the Service Organization's name, client lists, and publications, for the solicitation of sales of shares of the Funds to Service Organization clients, and such other assistance as Seligman Financial Services reasonably requests, to the extent permitted by applicable statute, rule or regulation.

1. Except with respect to the Class D shares of a Fund for the first year following the sale thereof, Seligman Financial Services shall pay to the Service Organization a service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) not to exceed .25 of 1% per annum of the average daily net assets of each class of shares of each Fund attributable to the clients of the Service Organization.

2. With respect to the first year following the sale of Class D shares of a Fund, Seligman Financial Services shall pay to the Service Organization at or promptly after the time of sale a service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) not to exceed .25 of 1% of the net asset value of the Class D shares sold by the Service Organization. Such service fee shall be paid to the Service Organization solely for personal services and/or the maintenance of shareholder accounts to be provided by the Service Organization to the purchaser of such Class D Shares over the course of the first year following the sale.

3. Any service fee paid hereunder shall be paid solely for personal services and/or the maintenance of shareholder accounts. For greater certainty, no part of a service fee shall be paid for subtransfer agency services, subaccounting services, or administrative services.

4. In addition to payment of the service fee, from time to time Seligman Financial Services may make payments to the Service Organization in addition to those contemplated above for providing distribution assistance with respect to assets invested in each Fund by its clients.

5. Neither the Service Organization nor any of its employees or agents are authorized to make any representation concerning the Funds or the Funds' shares except those contained in the then current Prospectus, copies of which will be supplied by Seligman Financial Services. The Service Organization shall have no authority to act as agent for Seligman Financial Services or the Funds.

6. In consideration of the services provided pursuant to paragraphs 1, 2 and/or 4 above, the Service Organization shall be entitled to receive fees as are set forth in Exhibit A hereto as may be amended from time to time by Seligman Financial Services. Seligman Financial Services has no obligation to make any such payments and the Service Organization agrees to waive payment of its fee until Seligman Financial Services is in receipt of the fee from the Fund(s). The payment of fees has been authorized pursuant to an Administration, Shareholder Services and Distribution Plans (the "Plans") approved by the Directors/Trustees and the shareholders of the Funds pursuant to the requirements of the Act and such authorizations may be withdrawn at any time.

7. It is understood that the Funds reserve the right, at their discretion and without notice, to suspend or withdraw the sale of shares of the Funds. This Agreement shall not be construed to authorize the Service Organization to perform any act that Seligman Financial Services would not be permitted to perform under the respective Distributing Agreements between each of the Funds and Seligman Financial Services.

8. Subject to the proviso in Section 6 of the Plans, this Agreement shall continue until December 31 of the year in which any Plan has first been approved by shareholders and through December 31 of each year thereafter provided such continuance is specifically approved at least annually by a vote of a majority of (i) the Fund's Directors/Trustees and (ii) the Qualified Directors/Trustees cast in person at a meeting called for the purpose of voting on such approval and provided further that the Service Organization shall not have notified Seligman Financial Services in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time without payment of any penalty with respect to any of the Funds by vote of a majority of the Qualified Directors/Trustees, or by vote of a majority of the outstanding voting securities of the particular Fund or class or series of a Fund, on 60 days' written notice to the Service Organization and Seligman Financial Services. Notwithstanding anything contained herein, in the event that any of the Plans shall be terminated or any of the Plans or any part thereof shall be found invalid or ordered terminated by any regulatory or judicial authority, or the Service Organization shall fail to perform the services contemplated by this Agreement, such determination to be made in good faith by Seligman Financial Services, this Agreement may be terminated with respect to such Plan effective upon receipt of written notice thereof by the Service Organization. This Agreement will also terminate automatically in the event of its assignment.

9. All communications to Seligman Financial Services shall be sent to it at its offices, 100 Park Avenue, New York, New York 10017.

         Any notice to the Service Organization shall be duly given if mailed or telegraphed to it at the address shown below.

10. As used in this Agreement, the terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the respective meanings specified in the Act and in the rules and regulations thereunder and the term "Qualified Directors/Trustees" shall mean the Directors/Trustees of a Fund who are not interested persons of the Fund and have no direct or indirect financial interest in its Plan or in any agreements related to the Plan.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, any of the parties to do anything in violation of any applicable laws or regulations.

IN WITNESS WHEREOF, Seligman Financial Services and the Service Organization have caused this Agreement to be executed by their duly authorized offices as of the date first above written.


                                SELIGMAN FINANCIAL SERVICES, INC.


                                By
                                    Stephen J. Hodgdon, President


                                SERVICE ORGANIZATION



                                By


                                Address


                                                                           1/95

        ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT

                                   EXHIBIT A
 The payment schedule for Service Organizations is set forth immediately below:


                                                                         Average Daily               Fees as a Percentage
                                                                          Net Assets                of Each Fund's/Series'
                                                                        Attributable to             Net Assets Attributable
Fund Name                                                            Service Organizations         to Service Organizations*
                                                                         One Class or           One Class or          Class D
                                                                        Class A Shares          Class A Shares         Shares**
Seligman Capital Fund, Inc.                                         $100,000 or more                  .25%                 1.00%
Seligman Cash Management Fund, Inc:                                 $100,000 or more                   -0-                 1.00%
Seligman Common Stock Fund, Inc.                                    $100,000 or more                  .25%                 1.00%
Seligman Communications and Information Fund, Inc.                  $100,000 or more                  .25%                 1.00%
Seligman Frontier Fund, Inc.                                        $100,000 or more                  .25%                 1.00%
Seligman Growth Fund, Inc.                                          $100,000 or more                  .25%                 1.00%
Seligman Henderson Global Fund Series, Inc:
  Seligman Henderson Global Smaller Companies Fund                  $100,000 or more                  .25%                 1.00%
  Seligman Henderson Global Growth Opportunities Fund               $100,000 or more                  .25%                 1.00%
  Seligman Henderson Global Technology Fund                         $100,000 or more                  .25%                 1.00%
  Seligman Henderson International Fund                             $100,000 or more                  .25%                 1.00%
Seligman High Income Fund Series:
  U.S. Government Portfolio                                         $100,000 or more                  .25%                 1.00%
  High-Yield Bond Portfolio                                         $100,000 or more                  .25%                 1.00%
Seligman Income Fund, Inc.                                          $100,000 or more                  .25%                 1.00%
Seligman New Jersey Tax-Exempt Fund, Inc.                           $100,000 or more                  .25%                 1.00%
Seligman Pennsylvania Tax-Exempt Fund Series                        $100,000 or more                  .25%                 1.00%
Seligman Tax-Exempt Fund Series, Inc:
   National Series                                                  $100,000 or more                  .10%                 1.00%
   Colorado Series                                                  $100,000 or more                  .10%                 1.00%
   Georgia Series                                                   $100,000 or more                  .10%                 1.00%
   Louisiana Series                                                 $100,000 or more                  .10%                 1.00%
   Maryland Series                                                  $100,000 or more                  .10%                 1.00%
   Massachusetts Series                                             $100,000 or more                  .10%                 1.00%
   Michigan Series                                                  $100,000 or more                  .10%                 1.00%
   Minnesota Series                                                 $100,000 or more                  .10%                 1.00%
   Missouri Series                                                  $100,000 or more                  .10%                 1.00%
   New York Series                                                  $100,000 or more                  .10%                 1.00%
   Ohio Series                                                      $100,000 or more                  .10%                 1.00%
   Oregon Series                                                    $100,000 or more                  .10%                 1.00%
   South Carolina Series                                            $100,000 or more                  .10%                 1.00%
Seligman Tax-Exempt Series Trust:
  California Tax-Exempt Quality Series                              $100,000 or more                  .10%                 1.00%
  California Tax-Exempt High-Yield Series                           $100,000 or more                  .10%                 1.00%
  Florida Tax-Exempt Series                                         $100,000 or more                  .25%                 1.00%
  North Carolina Tax-Exempt Series                                  $100,000 or more                  .25%                 1.00%


November 1, 1995

 * Included in each of the percentages above is the service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) with respect to each class of shares referred to in paragraph 1 of this Agreement. Except as provided in Footnote ** below, Seligman Financial Services shall pay the fees provided for above to the Service Organization quarterly. ** At or promptly after the time of sale of any Class D Shares, a Service Organization shall be paid 1.00% of the net asset value of the Class D Shares sold by it. The difference between .75% and the amount paid is comprised of the service fee referred to in paragraph 1 of this Agreement for services to be provided to Class D shareholders over the course of the one year period immediately following the sale.